UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 28, 2005

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Connecticut	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (860) 862-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

This Current Report on Form 8-K/A is being filed by the Mohegan Tribal Gaming Authority (the “Authority”) to supplement the Authority’s Current Report on Form 8-K (the “Prior Report”), dated August 28, 2005 and filed on August 30, 2005. The Prior Report announced the results of the election for the Mohegan Tribal Council (the governing body of the Mohegan Tribe of Indians of Connecticut (the “Tribe”)).

The Authority is filing this 8-K/A to disclose information concerning all material related transactions between the new Tribal Council members and the Authority, which was unavailable at the date of the Prior Report. Two new Tribal Council members, Mark Hamilton and James Gessner, were employees of the Authority prior to their seating on October 3, 2005 as Tribal Council members. Both members resigned from their positions at the Authority prior to being seated. The total compensation provided by the Authority to Mark Hamilton and James Gessner for fiscal year 2005 was approximately $190,000 and $110,000, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: December 1, 2005	By:	/s/ Bruce S. Bozsum
Bruce S. Bozsum
Chairman, Management Board